Exhibit 99.1

Contact information:

Todd Robinson

Deputy Chief Financial Officer

Renewable Energy Group

todd.robinson@regi.com

(515) 239-8048

Renewable Energy Group Prices Upsized Offering of

$550 Million “Green Bond”

AMES, Iowa – May 6, 2021 – Renewable Energy Group, Inc. (REG) (NASDAQ: REGI) announced today the pricing of its offering (the “offering”) of $550 million aggregate principal amount of 5.875% senior secured notes due 2028 (the “Notes”) in a private placement pursuant to exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The offering was upsized from the previously announced $500 million offering amount. The sale of the Notes is scheduled to close on May 20, 2021, subject to satisfaction of customary closing conditions.

REG estimates that the net proceeds from the offering will be approximately $538 million, after deducting the initial purchasers’ discount and estimated offering expenses payable by REG. REG intends to use the net proceeds to finance or refinance, in part or in full, new and/or existing eligible green projects, including the expansion of REG’s Geismar, Louisiana biorefinery.

The Notes will mature on June 1, 2028 unless earlier redeemed or repurchased. On or after June 1, 2024, REG may redeem for cash all or part of the Notes at a redemption price equal to the principal amount thereof, plus accrued and unpaid interest, if any. Unless the Notes have been called for redemption, holders may require REG to repurchase the Notes, in cash, upon the occurrence of certain fundamental changes at a repurchase price equal to the principal amount thereof, plus accrued and unpaid interest, if any.

The Notes and related guarantees are being offered only to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A under the Securities Act or outside the United States to persons other than “U.S. persons” in compliance with Regulation S under the Securities Act. This press release does not constitute an offer to sell or the solicitation of an offer to buy securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. The offer and sale of the Notes and related guarantees has not been registered under the Securities Act or applicable state securities laws and, unless so registered, the Notes and related guarantees may not be offered or sold in the United States or to U.S. persons except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

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About Renewable Energy Group

Renewable Energy Group, Inc. is leading the energy industry’s transition to sustainability by transforming renewable resources into high-quality, cleaner fuels. REG is an international producer of cleaner fuels and one of North America’s largest producers of advanced biodiesel. REG solutions are alternatives for petroleum diesel and produce significantly lower carbon emissions. REG utilizes an integrated procurement, distribution and logistics network to operate 12 biorefineries in the U.S. and Europe. In 2020, REG produced 519 million gallons of cleaner fuel delivering 4.2 million metric tons of carbon reduction. REG is meeting the growing global demand for lower-carbon fuels and leading the way to a more sustainable future.

Note Regarding Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. All statements other than statements of historical fact, including statements regarding our future results of operations and financial position, strategy and plans, and our expectations for future operations, are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, but are not limited to, statements regarding the offering and aggregate principal amount of the Notes, the expected use of the net proceeds from the offering, expectations regarding the eligible green project (including the expansion of the Geismar, Louisiana biorefinery), the expected terms of the offering and the expected closing of the offering. These forward-looking statements are based on current expectations, estimates, assumptions and projections that are subject to change, and actual results may differ materially from the forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, market and other conditions that may affect REG’s ability to complete the offering, risks related to REG’s ability to satisfy the conditions required to close any sale of the Notes, the use of the proceeds from any sale of the Notes, factors affecting REG’s business that may affect REG’s liquidity and working capital requirements, REG’s ability to successfully finance or refinance the eligible green projects (including the expansion of REG’s Geismar, Louisiana biorefinery), impacts related to the COVID-19 or any other pandemic, and other risks and uncertainties described from time to time in REG’s annual report on Form 10-K, quarterly reports on Forms 10-Q and other periodic filings with the Securities and Exchange Commission. All forward-looking statements are made as of the date of this press release, and REG does not undertake to update any forward-looking statements based on new developments or changes in its expectations, except as required by law.